Exhibit 99.1

Ameris Ban c orp 4 th Quar t e r 201 6 & YTD R e sults I n v e s t or P r ese n t a tion

Cautionary Statements

This presentation contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tangible common equity and Tier 1 capital ratios are non-GAAP measures. The Company calculates the Tier 1 capital ratio using current call report instructions. The Company's management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company. These capital measures may, or may not be necessarily comparable to similar capital measures that may be presented by other companies.

This presentation may contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company's results of operations and financial condition.

1

Current Focus

Consistent Operating Performance

Almost singular focus of our team right now is ***"to produce top quartile operating results, consistently".***

- Maintain double-digit revenue growth with 15%+ growth in loans, funded almost entirely with low-cost deposits and augmented by highly profitable and growing lines-of-business (Mortgage, SBA and Treasury)
- Expense management aimed at producing low single digit growth rates in operating expenses. Continue to rationalize operating expenses where possible and invest in sources of revenue with lower opex burden.

Drive Earnings Per Share from Organic Sources

- Organic Sources of loans from existing set of producers. More resources supporting our relationship managers to support much larger portfolios.
- Insulate ourselves from rate movements and economic swings with highly stable, non-rate sensitive deposits.
- Grow capital levels and book value through higher than average ROAs and ROTCE.
- Avoid concentrations; take the long view.

Finish Building Platform for $10 billion

- Strengthen our support structure and staffing around BSA/AML
- Review systems in I/T and data processing as well as other administrative functions to ensure we have the systems and staff in place.

2

Earnings Summary – Operating Basis

	Quarter to Date Results			Year to Date Results		
	4Q16	4Q15	Change	YTD 16	YTD 15	Change
Operating Earnings	***$ 21,926***	$ 15,323	*43%*	***$ 79,982***	$ 53,341	*50%*
Earnings Per Share	***$ 0.62***	$ 0.47	*32%*	***$ 2.30***	$ 1.66	*39%*
Return on Assets	***1.33%***	1.12%	*18%*	***1.30%***	1.11%	*17%*
Return on TCE	***17.04%***	14.97%	*13%*	***16.71%***	13.66%	*24%*
NIM (net of accretion)	***3.73%***	3.74%	*1%*	***3.74%***	3.85%	*-3%*
Efficiency Ratio	***59.97%***	72.12%	*-16%*	***62.65%***	68.89%	*-15%*
Net Overhead Ratio	***1.84%***	2.11%	*-28%*	***1.68%***	2.20%	*-25%*

3

4Q 2016 Operating Highlights

- Organic Loan Growth of $660.4 million, or 20.8% annualized
- Operating efficiency ratio of 59.97% compared to 72.12% in 4Q 2015
- Total Revenue of $81.6 million, growth of 14.8% compared to 4Q 2015
- Legacy NPAs declined to 0.42% of total assets
- Non-acquired NCOs of only 0.14% of loans
- Net income contribution from lines of business increased to $4.1 million or 22.8% of net income. Standalone efficiency ratio of 58.1%
- Growth in TBV per share by 14.0% over last twelve months

4

YTD 2016 Operating Highlights

	YTD 2016	YTD 2015
Asset Growth	**1,303,091**	**1,551,863**
Asset Growth Rate	*23.32%*	*38.44%*
Organic Loan Growth	**660,427**	**344,212**
Organic Loan Growth Rate	*20.78%*	*13.40%*
Total Revenue	**325,172**	**263,699**
Total Revenue Growth	*24.53%*	*23.01%*
Core Operating Expenses	**203,709**	**179,894**
Core OPEX Growth	*13.24%*	*25.55%*
Operating Efficiency	**62.65%**	**71.80%**
Legacy NPAs / Assets	**0.42%**	**0.59%**
Credit Related Costs	**10,263**	**22,971**

- Core Operating expenses exclude merger related charges and compliance charges..
- Operating efficiency ratio formula is Core Operating Expenses divided by Net Interest Income and Non-interest income

5

T o t al R e v enue Reliabl e increase s in revenue • Up 19 % over same quarter in 2015 • Y TD, higher b y 29% Diversifie d betwee n sprea d an d non - interest income: • 66.3% o f revenue is spread related • 4 . 1% o f revenue is accretion income Organi c Growth in No n - Interest Income • N on - interest income higher b y 16% compared to 3 Q 2015 • R epresents 1.82% o f total assets $53.6 6 $53.8 $59.3 $69.7 $68.9 $72.5 $79.7 $83.3 $80.3 $30.0 $45.0 $60.0 $75.0 $90.0 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 T o t al Quar t erly R e v e nue (in millions)

Net Interest Margin



Net Interest Income before Accretion
(in millions)
$60.0
$50.0
$40.0
$30.0
$20.0
4.50%
4.00%
3.50%
3.00%
$36.2
$38.6
$45.1
$46.5
$48.2
$51.3
$54.4
$56.1
4.05%
3.87%
3.81%
3.74%
3.80%
3.70%
3.75%
3.76%
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16
3Q 16
4Q 16

7

Expenses – 4Q16

Steady, Recurring Operating Expenses


$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Bank Level OPEX (1)
LOB OPEX
$29.4
$30.7
$31.1
$38.6
$40.2
$38.2
$39.3
$39.6
$37.5
$7.0
$7.0
$8.9
$8.7
$8.8
$9.2
$11.3
$12.1
$10.4
4Q 14
2Q 15
4Q 15
2Q 16
4Q 16

Stable levels of OPEX

- Fourth quarter fall in OPEX relates to lower incentive and commission payments. Tied mostly to expected revenue declines in mortgage and commercial lending.
- Continuing to build sources of revenue with lower incremental OPEX burden.
- LOB's are highly efficient and produce incremental assets with better credit metrics than the industry as an average.
- Managed mostly flat operating expenses at the bank level for sometime as we experienced revenue growth.

1 – Recurring operating expenses exclude Problem loan and OREO costs, merger costs and special compliance charges in 4Q16.

8

LOB Approach to Overall Profitability

US Premium Finance

- Nationwide platform that offers insurance agencies the ability to provide credit to their P&C customers
- Headquartered in Atlanta, Ga.
- Approximately $430 million in outstanding loans but we are recruiting relationship managers and selling hard.
- Believe we can achieve $1 billion outstanding in the next five years.
- Accretive to credit quality, ROA and efficiency ratio as well as our long-term EPS growth rate.

Ameris Equipment Finance

- Launched in January, 2017 when we recruited 6 professionals formerly with Caterpillar's captive finance division.
- Focus on shorter-term financing of equipment in the transportation, manufacturing and construction segments of the economy.
- Believe we will grow about $200mm - $250mm per year with ROA's approaching 1.50% or higher in the second half of 2018.
- Strategy is about 5% accretive to 2018 with no dilution to TBV or issuance of new shares.

Existing LOB's:

- **Ameris Bank has 4 existing niche lending LOB's:**
  - Retail Mortgage
  - SBA
  - Mortgage Warehouse Lending
  - Municipal
- **Our vision for each LOB is:**
  - Produce assets with better credit metrics than the Industry's average (10 year average NCO's of approx. 0.15% annually)
  - Operate a strategy that augments the Company's:
    - ROA and ROTCE – LOB's added 23bps to ROA and 424bps to ROTCE
    - Efficiency ratio – 56% efficiency ratio for YTD 2016, down from 59% in 2015.
    - Growth Rate in organic earnings

Operating valuable, highly profitable LOBs allows Ameris Bank to be very competitive in its local markets for the best customers while still producing top quartile ROAs and ROTCEs.

9

Top 300 Relationships



Relative Size of our Top 300 Relationships
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Relationship Size in millions
$44.6
$10.0
$6.0
$4.8
$3.8
$3.0
$2.5
1
50
100
150
200
250
300
Number of Relationships

Relationship Groupings	Total Principal (millions)	Percent of Total Portfolio
Top 25 relationships	$603.1	11.5%
Top 50 relationships	$931.5	17.6%
Top 100 relationships	$1,313.2	24.9%
Top 250 relationships	$1,962.9	37.3%
Top 300 relationships	$2,098.0	39.8%

Individual Groupings	Principal (millions)
Largest Relationship	$44.6
10th Largest Relationship	$24.8
50th Largest Relationship	$10.0
100th Largest Relationship	$6.1
200th Largest Relationship	$3.8
300th Largest Relationship	$2.5

- Top Relationships are small relative to our capital levels and our legal lending limit.
- Looking for larger deals, but not making big bets especially on CRE.
- **About 30% of our top 50 relationship $'s have liquid collateral or are municipal credits backed by taxing authority.**

10

Capital and TBV – 4Q16



Tangible Book Value
$16.0
$13.5
$11.0
$8.5
$6.0
$13.01
$11.81
$12.31
$12.65
$13.13
$13.89
$14.38
$14.42
1Q 15
2Q 15
3Q 15
4Q 15
1Q 16
2Q 16
3Q 16
4Q 16

Consistent Growth in TBV

- Consistent growth in TBV for two years.
- TBV impacted in 4Q by $0.33 per share related to decreases in unrealized gains on investment securities.

Steady Capital Levels Support Growth Rate

- TCE / TA at year end of 7.46%
- ROTCE's of 16%-17% ensure capital growth despite top-quartile growth rates.
- Focus on organic opportunities ensures steady growth in TBV with little risk of dilution.

11

2017 Outlook

Operating Performance

- Looking to sustain our operating ratios as we continue to grow the balance sheet.
- Margins are stable in the 3.75% - 3.80% range (net of accretion)
- Expect that higher rates will make us more competitive on the deposit side. Do not need higher rates to deliver on our earnings expectations.
- Mortgage revenues should benefit from relationships with construction firms & brokers. Generally less than 15% of business is refinance.

Growth

- Expect to sustain current levels of organic growth in loans, especially given USPF and Equipment Finance Strategy
- Will improve our deposit growth rates to better match growth in earning assets
- Forecasting continued run-off in mortgage pools and do not anticipate additional purchases
- Only 35% of our 2017 budgeted loan growth is CRE
- Expect Equipment Finance Division to originate approximately $200mm - $250mm.

Consensus Estimates

- Consensus estimates reflect 16% growth in operating EPS
- 2017 consensus estimates are approximately $2.66 per share
- Management comfortable with consensus estimates for 2017 and 2018.

12

Ameris Ban c orp P r es s R e l e as e & Financia l Highlig h ts Decembe r 31 , 2016 13

News Release

For more information contact:
Dennis J. Zember Jr.
Executive Vice President, CFO & COO
(229) 890-1111

AMERIS BANCORP ANNOUNCES 2016 FINANCIAL RESULTS

MOULTRIE, Ga., January 20, 2017 – Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported adjusted operating net income of $80.0 million, or $2.30 per share, for the year ended December 31, 2016, compared with $53.3 million, or $1.66 per share, for 2015. Adjusted operating net income for the fourth quarter of 2016 increased 31% to $21.9 million, or $0.62 per share, compared with $15.3 million, or $0.47 per share, for the same quarter of 2015.

For the year ended December 31, 2016, the Company's adjusted operating return on average assets improved to 1.30% compared to 1.11% in 2015. For the fourth quarter of 2016, the Company's adjusted operating return on average assets improved to 1.33%, compared to 1.12% in the same quarter in 2015. Commenting on the Company's earnings, Edwin W. Hortman, Jr., President and Chief Executive Officer of the Company, said, "In 2016, we delivered a 39% increase in adjusted operating earnings per share by driving strong growth in revenue and managing operating expenses. We grew organic loans by approximately 21% in 2016, up significantly from the 13% that we experienced during 2015. For 2017, we are focused on maintaining the pace of organic growth while sustaining a level of operating results that puts us in the top quartile of our peer group."

Reported results for 2016 include net income of $72.1 million, or $2.08 per diluted share, compared with $40.8 million, or $1.27 per diluted share, for 2015. For the quarter ending December 31, 2016, reported results include net income of $18.2 million, or $0.52 per diluted share, compared with $14.1 million, or $0.43 per diluted share, for the same period in 2015.

A summary of the adjustments between reported net income and adjusted operating net income follows:

Adjusted Operating Net Income Reconciliation	Three Months Ended Dec 16	Three Months Ended Dec 15	Twelve Months Ended Dec 16	Twelve Months Ended Dec 15
Net income available to common shareholders	$ 18,177	$ 14,148	$ 72,100	$ 40,847
Merger and conversion charges	17	1,807	6,376	7,980
Certain credit resolution related expenses	-	-	-	11,241
Certain compliance resolution expenses	5,750	-	5,750	-
Tax effect of management-adjusted charges	(2,018)	(632)	(4,244)	(6,727)
Plus: After tax management-adjusted charges	3,749	1,175	7,882	12,494
Adjusted Operating Net income	$ 21,926	$ 15,323	$ 79,982	$ 53,341
Reported Return on average assets	1.10%	1.03%	1.17%	0.85%
Adjusted Operating Return on average assets	1.33%	1.12%	1.30%	1.11%

14

Highlights of the Company's results for 2016 include the following:

- Adjusted operating return on average assets of 1.30%, compared with 1.11% in 2015
- Adjusted operating return on average tangible common equity of 16.71%, compared with 13.66% in 2015
- Improvement in adjusted operating efficiency ratio to 62.7%, compared with 68.9% for 2015
- Organic growth in loans of $660.4 million, or 20.8%
- Total growth in non-interest bearing demand deposits of $243.5 million, or 18.3%, to end the year at 28.2% of total deposits
- Increase in total revenue of 24.5% to $325.2 million
- Decline in the growth rate of operating expenses (less one-time oriented charges)
- Decline in annualized net charge-offs to 0.03% of total loans and 0.11% of non-purchased loans
- Increase in tangible book value per share of 14.0% to $14.42, compared with $12.65 per share at December 31, 2015
- Continued improvement in non-performing assets, decreasing to 0.85% of total assets
- Increase in net income from retail mortgage, warehouse lending and SBA lines of business of 35.7% to $20.6 million, compared with $15.2 million in 2015

Increase in Net Interest Income

Net interest income on a tax-equivalent basis increased 25.6% in 2016 to $223.6 million, up from $178.1 million for 2015. Growth in earning assets from internal sources, as well as from acquisition activity, contributed to the increase. Average earning assets increased 29.6% in 2016 to $5.60 billion, compared with $4.32 billion for 2015. Although the Company's net interest income increased, net interest margin for 2016, including accretion, declined to 3.99%, compared with 4.12% for 2015. The Company's net interest margin was 3.95% for the fourth quarter of 2016, down from 3.99% reported for the third quarter of 2016 and 3.98% reported for the fourth quarter of 2015.

Accretion income for 2016 increased to $14.1 million, compared with $11.7 million for 2015. Accretion income for the fourth quarter of 2016 decreased slightly to $3.4 million, compared with $3.6 million for the third quarter of 2016, but increased from $2.9 million reported for the fourth quarter of 2015. Excluding the effect of accretion, the Company's margin for 2016 was 3.74%, compared with 3.85% for 2015. Excluding the effect of accretion, the Company's margin for the fourth quarter of 2016 was 3.73%, a slight decline compared with 3.75% for the third quarter of 2016 and 3.74% for the fourth quarter of 2015.

Yields on earning assets in 2016 were 4.35%, compared with 4.47% in 2015. This decline relates principally to the short-term investment strategy associated with the Company's 2015 acquisitions. Yields on the funds invested in purchased mortgage pools were 2.77% during 2016, compared with 3.21% during 2015. Interest income on loans on a tax-equivalent basis increased substantially during 2016 to $218.8 million, compared with $170.0 million for 2015. During the quarter ended December 31, 2016, interest income on loans increased to $58.4 million, compared with $57.3 million for the third quarter of 2016 and $46.9 million for the fourth quarter of 2015.

Total interest expense for 2016 was $19.7 million, compared with $14.9 million for 2015. Deposit costs were stable for most of 2016, ending the year at 0.24%, compared with 0.23% for 2015. Deposit costs increased slightly in the fourth quarter of 2016 to 0.27%, compared with 0.23% for the third quarter of 2016. Non-interest bearing deposits represented 29.1% of the total average deposits for 2016, compared with 29.2% for 2015.

Non-Interest Income

Non-interest income increased 23.6% in 2016 to $105.8 million, compared with $85.6 million for 2015. Service charges on deposit accounts increased by $8.3 million to $42.7 million during 2016, an increase of 24.0% compared with 2015. Growth in service charge related revenues on commercial and consumer accounts was responsible for most of the increase in service charges, while NSF and debit card revenues were mostly flat.

15

Retail mortgage revenues increased 36.8% during 2016, from $43.3 million for 2015 to $59.3 million for 2016. Net income for the Company's retail mortgage division grew 42.3% during 2016 to $13.2 million. Revenues from the Company's warehouse lending division increased 54.1% during the year, from $5.5 million for 2015 to $8.5 million for 2016, and net income for the division increased 48.3%, from $3.1 million for 2015 to $4.6 million for 2016. Revenues and profitability slowed for both mortgage and warehouse lending in the fourth quarter, which is traditionally a slower time of the year. Net income for the Company's retail mortgage division was $2.6 million for the fourth quarter of 2016, compared with $3.5 million in the third quarter of 2016 and $2.0 million for the fourth quarter of 2015. Net income for the Company's wholesale lending division was $1.1 million for the fourth quarter of 2016, compared with $1.5 million for the third quarter of 2015 and $731,000 for the fourth quarter of 2015.

Revenues from the Company's SBA division continued to increase during 2016, rising from $8.3 million for 2015 to $8.9 million for 2016. Net income for the division remained stable at $2.8 million for both 2016 and 2015.

Non-Interest Expense

Non-interest expense increased $16.7 million, or 8.4%, to $215.8 million for the year ended December 31, 2016, compared with $199.1 million for the year 2015. Total expenses in 2016 include approximately $6.4 million in merger-related charges and $5.75 million in compliance-related charges, while total expenses in 2015 include approximately $8.0 million in merger-related charges. Excluding these amounts, expenses in 2016 increased by only $12.6 million, or 6.6%, compared with 2015 levels.

Salaries and benefits increased $12.8 million during 2016, driven by $2.5 million associated with the Company's acquisition of The Jacksonville Bank in March 2016 and $8.2 million relating to higher compensation levels in the Company's mortgage and SBA divisions.

Occupancy costs increased $3.2 million, or 15.1%, during 2016, principally as a result of the increased number of retail branches operated during the year, as well as additional expenses for administrative offices.

Data processing and IT-related costs increased $4.7 million, or 23.9%, in 2016. Growth in accounts associated with the acquisition of The Jacksonville Bank accounted for a portion of this increase, while the majority of the increase related to much higher online and mobile banking adoption.

Other non-interest expenses, excluding $5.75 million in compliance-related charges in 2016, increased 5.8% to $33.2 million during the year.

Balance Sheet Trends

Total assets increased $1.30 billion, or 23.3%, during 2016. This growth includes $528.9 million resulting from the acquisition of The Jacksonville Bank in March 2016 and $373.0 million resulting from the acquisition of the loan portfolio of US Premium Finance in December 2016.

Total loans, including loans held for sale, purchased non-covered loan pools and covered loans, were $5.37 billion at the end of 2016, compared with $4.02 billion at the end of 2015. Organic growth in loans totaled $660.4 million, or 20.8%, during 2016, compared with $344.2 million, or 13.5%, in 2015. As expected, loan growth rates in the fourth quarter of 2016 slowed, declining to 12.1% on an annualized basis, compared with 15.7% on an annualized basis in the same quarter of 2015.

Deposits increased $695.9 million during 2016 to end the year at $5.58 billion. At December 31, 2016, non-interest bearing deposit accounts were $1.57 billion, or 28.2% of total deposits, compared with $1.33 billion, or 27.3% of total deposits, at December 31, 2015. Non-rate sensitive deposits (including NIB, NOW and savings) totaled $3.17 billion at December 31, 2016, compared with $2.71 billion at the end of 2015. These funds represented 56.9% of the Company's total deposits at the end of 2016, compared with 55.6% at the end of 2015.

Stockholders' equity at December 31, 2016 totaled $646.4 million, an increase of $131.7 million, or 25.6%, from December 31, 2015. The increase in stockholders' equity was the result of the Company's issuance of $72.5 million of common shares in the acquisition of The Jacksonville Bank, plus earnings of $72.1 million during 2016, offset by dividends paid to shareholders of $10.5 million. Tangible book value per share was $14.42 at the end of 2016, up 14.0% from $12.65 at the end of 2015.

16

Equipment Finance

In addition to reporting its operating results, the Company also announced that it has hired a team of accomplished equipment finance industry veterans to launch a new division of its bank, "Ameris Equipment Finance". The team will be led by Chris Regas, who comes to the Company from Caterpillar Financial, who purchased a captive finance company that he had founded and grown profitably. Joining Mr. Regas are other industry veterans with expertise in origination, capital markets, underwriting, risk management and servicing.

Ameris Equipment Finance will focus on a growing, yet underserved, client base across a wide range of equipment sectors, including construction, transportation and manufacturing. Targeted transaction sizes will range from $500,000 to $10 million, with an average relationship size of approximately $1.5 million to $5.0 million. Current and prospective corporate clients of Ameris Bank will benefit from the expanded product offerings, as the Company leverages its core competency of lending to qualified middle-market clients nationwide.

Commenting on the new group, Mr. Hortman said, "The team we have recruited has a proven track record in this industry, managing a very large portfolio and managing through several credit cycles with outstanding results. We expect this strategy to further augment our organic growth rates and also be accretive to our credit quality, earnings per share growth rates and return on average assets. We are excited to welcome Chris and his team to the Company and believe that this is a great opportunity to diversify our portfolio."

Conference Call

The Company will host a teleconference at 11:00 a.m. Eastern time today (January 20, 2017) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until February 3, 2017. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10099453. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 97 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission, including the Company's 2015 Annual Report on Form 10-K, for a summary of certain factors that may impact the Company's results of operations and financial condition.

17

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended	
	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
EARNINGS							
Net Income	$ 18,177	$ 21,557	$ 20,049	$ 12,317	$ 14,148	$ 72,100	$ 40,847
Adjusted Operating Net Income	$ 21,926	$ 21,557	$ 20,049	$ 16,450	$ 15,323	$ 79,982	$ 53,341
PER COMMON SHARE DATA							
Earnings per share available to common shareholders:							
Basic	$ 0.52	$ 0.62	$ 0.58	$ 0.38	$ 0.44	$ 2.10	$ 1.29
Diluted	$ 0.52	$ 0.61	$ 0.57	$ 0.37	$ 0.43	$ 2.08	$ 1.27
Cash Dividends per share	$ 0.10	$ 0.10	$ 0.05	$ 0.05	$ 0.05	$ 0.30	$ 0.20
Book value per share (period end)	$ 18.51	$ 18.42	$ 17.96	$ 17.25	$ 15.98	$ 18.51	$ 15.98
Tangible book value per share (period end)	$ 14.42	$ 14.38	$ 13.89	$ 13.13	$ 12.65	$ 14.42	$ 12.65
Weighted average number of shares							
Basic	34,915,459	34,869,747	34,832,621	32,752,063	32,199,632	34,346,570	31,761,624
Diluted	35,293,035	35,194,739	35,153,311	33,053,554	32,594,929	34,701,732	32,126,667
Period-end number of shares	34,921,474	34,891,304	34,847,311	34,837,454	32,211,385	34,921,474	32,211,385
Market data:							
High closing price	$ 47.30	$ 35.80	$ 32.39	$ 32.68	$ 34.90	$ 47.30	$ 34.90
Low closing price	$ 35.02	$ 29.09	$ 27.89	$ 25.09	$ 27.65	$ 25.09	$ 22.75
Period end closing price	$ 43.60	$ 34.95	$ 29.70	$ 29.58	$ 33.99	$ 43.60	$ 33.99
Average daily volume	191,894	166,841	215,409	253,779	301,775	206,487	173,391
PERFORMANCE RATIOS							
Return on average assets	1.10%	1.35%	1.31%	0.88%	1.03%	1.17%	0.85%
Return on average common equity	11.06%	13.39%	13.08%	9.14%	10.94%	11.75%	8.37%
Earning asset yield (TE)	4.34%	4.35%	4.35%	4.36%	4.30%	4.35%	4.47%
Total cost of funds	0.38%	0.36%	0.35%	0.33%	0.32%	0.36%	0.34%
Net interest margin (TE)	3.95%	3.99%	4.01%	4.03%	3.98%	3.99%	4.12%
Non-interest income excluding securities transactions as a percent of total revenue (TE)	27.32%	31.36%	32.01%	30.40%	29.56%	30.28%	30.68%
Efficiency ratio	67.05%	61.91%	63.11%	74.41%	74.66%	66.38%	76.25%
CAPITAL ADEQUACY (period end)							
Stockholders' equity to assets	9.38%	9.90%	10.06%	9.85%	9.21%	9.38%	9.21%
Tangible common equity to tangible asset	7.46%	7.90%	7.96%	7.68%	7.44%	7.46%	7.44%
EQUITY TO ASSETS RECONCILIATION							
Tangible common equity to tangible asset	7.46%	7.90%	7.96%	7.68%	7.44%	7.46%	7.44%
Effect of goodwill and other intangible	1.92%	2.00%	2.10%	2.17%	1.77%	1.92%	1.77%
Equity to assets (GAAP)	9.38%	9.90%	10.06%	9.85%	9.21%	9.38%	9.21%
OTHER PERIOD-END DATA							
Banking Division FTE	1,035	1,011	1,023	1,085	1,075	1,035	1,075
Mortgage Division FTE	263	259	245	233	229	263	229
Total Ameris Bancorp FTE Headcoun	1,298	1,270	1,268	1,318	1,304	1,298	1,304
Assets per Banking Division FTE	$ 6,659	$ 6,423	$ 6,081	$ 5,620	$ 5,199	$ 6,659	$ 5,199
Branch locations	97	99	102	103	101	97	101
Deposits per branch location	$ 57,476	$ 53,597	$ 50,780	$ 50,784	$ 48,310	$ 57,476	$ 48,310

18

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)
(dollars in thousands except per share data and FTE headcount)

		Three Months Ended			Twelve Months Ended		Dec.
		Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2016	2016	2016	2016	2015	2016	2015
INCOME STATEMENT							
Interest income	$ 57,982	$ 57,322	$ 54,164	$ 49,191	$ 47,336	$ 218,659	$ 171,567
Interest and fees on loans							
Interest on taxable securities	4,348	4,336	4,554	4,586	4,540	17,824	16,134
Interest on nontaxable securities	425	397	454	446	458	1,722	1,869
Interest on deposits in other banks	193	147	159	328	262	827	790
Interest on federal funds sold	8	8	9	8	5	33	33
Total interest income	62,956	62,210	59,340	54,559	52,601	239,065	190,393
Interest expense							
Interest on deposits	$ 3,680	$ 3,074	$ 2,915	$ 2,741	$ 2,687	$ 12,410	$ 9,752
Interest on other borrowings	1,997	2,069	1,836	1,382	1,296	7,284	5,104
Total interest expense	5,677	5,143	4,751	4,123	3,983	19,694	14,856
Net interest income	57,279	57,067	54,589	50,436	48,618	219,371	175,537
Provision for loan losses	1,710	811	889	681	553	4,091	5,264
Net interest income after provision for loan losses	$ 55,569	$ 56,256	$ 53,700	$ 49,755	$ 48,065	$ 215,280	$ 170,273
Noninterest income	$ 11,036	$ 11,358	$ 10,436	$ 9,915	$ 10,119	$ 42,745	$ 34,465
Service charges on deposit accounts							
Mortgage banking activity	9,878	14,067	14,142	10,211	8,586	48,298	36,800
Other service charges, commissions and fees	706	791	967	1,111	1,112	3,575	3,754
Gain(loss) on sale of securities	-	-	-	94	-	94	137
Other non-interest income	2,652	2,648	2,834	2,955	2,590	11,089	10,430
Total noninterest income	24,272	28,864	28,379	24,286	22,407	105,801	85,586
Noninterest expense							
Salaries and employee benefits	25,137	27,982	27,531	26,187	25,972	106,837	94,003
Occupancy and equipment expenses	6,337	5,989	6,371	5,700	5,917	24,397	21,195
Data processing and telecommunications expenses	6,244	6,185	6,049	6,113	6,046	24,591	19,849
Credit resolution related expenses [1]	1,083	1,526	1,764	1,799	2,223	6,172	17,707
Advertising and marketing expenses	1,273	1,249	854	805	1,171	4,181	3,312
Amortization of intangible assets	1,044	993	1,319	1,020	1,160	4,376	3,741
Merger and conversion charges	17	-	-	6,359	1,807	6,376	7,980
Other non-interest expenses	13,542	9,275	8,471	7,617	8,732	38,905	31,328
Total noninterest expense	54,677	53,199	52,359	55,600	53,028	215,835	199,115
Income before income taxes	$ 25,164	$ 31,921	$ 29,720	$ 18,441	$ 17,444	$ 105,246	$ 56,744
Income tax expense	6,987	10,364	9,671	6,124	3,296	33,146	15,897
Net income	$ 18,177	$ 21,557	$ 20,049	$ 12,317	$ 14,148	$ 72,100	$ 40,847
Diluted earnings available to common shareholders	0.52	0.61	0.57	0.37	0.43	2.08	1.27

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

19

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended				
	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015
PERIOD-END BALANCE SHEET					
Assets	$ 127,164	$ 123,270	$ 116,255	$ 146,863	$ 118,518
Cash and due from banks					
Federal funds sold and interest bearing balances	71,221	90,801	68,273	107,373	272,045
Investment securities available for sale, at fair value	822,735	838,124	843,646	837,103	783,185
Other investments	29,464	24,578	19,125	12,802	9,323
Mortgage loans held for sale	105,924	126,263	102,757	97,439	111,182
Loans, net of unearned income	3,626,821	3,091,039	2,819,071	2,528,007	2,406,877
Purchased, non-covered loans (excluding loan pools	1,011,031	1,067,090	1,072,217	1,129,919	771,554
Purchased, non-covered loan pools	568,314	624,886	610,425	656,734	592,963
Covered loans	58,160	62,291	121,418	130,279	137,529
Less allowance for loan losses	(23,920)	(22,963)	(21,734)	(21,482)	(21,062)
Loans, net	5,240,406	4,822,343	4,601,397	4,423,457	3,887,861
Other real estate owned	10,874	10,392	13,765	14,967	16,147
Purchased, non-covered other real estate owned	11,332	14,126	13,928	15,048	14,333
Covered other real estate owned	1,208	1,000	2,742	3,764	5,011
Total other real estate owned	23,414	25,518	30,435	33,779	35,491
Premises and equipment, net	121,217	122,191	123,978	124,747	121,639
Goodwill	125,532	122,545	121,422	121,512	90,082
Other intangibles, net	17,428	18,472	20,574	21,892	17,058
FDIC loss sharing receivable	-	-	-	1,197	6,301
Cash value of bank owned life insurance	78,053	77,637	77,095	76,676	64,251
Other assets	129,473	101,753	96,337	92,931	72,004
Total assets	$ 6,892,031	$ 6,493,495	$ 6,221,294	$ 6,097,771	$ 5,588,940
Liabilities					
Deposits:					
Noninterest-bearing	$ 1,573,389	$ 1,563,316	$ 1,553,972	$ 1,529,037	$ 1,329,857
Interest-bearing	4,001,774	3,742,782	3,625,560	3,701,750	3,549,433
Total deposits	5,575,163	5,306,098	5,179,532	5,230,787	4,879,290
Federal funds purchased & securities sold under agreements to repurchase	53,505	42,647	37,139	43,741	63,585
FDIC loss sharing payable, net	6,313	7,775	1,897	-	-
Other borrowings	492,321	373,461	260,191	110,531	39,000
Other liabilities	34,064	37,033	33,050	28,647	22,432
Subordinated deferrable interest debentures	84,228	83,898	83,570	83,237	69,874
Total liabilities	6,245,594	5,850,912	5,595,379	5,496,943	5,074,181
Stockholders' equity	$ -	$ -	$ -	$ -	$ -
Preferred stock					
Common stock	36,378	36,348	36,303	36,272	33,625
Capital surplus	410,276	409,630	408,549	407,726	337,349
Retained earnings	214,454	199,769	181,701	163,395	152,820
Accumulated other comprehensive income/(loss	(1,058)	10,449	12,960	6,411	3,353
Less treasury stock	(13,613)	(13,613)	(13,598)	(12,976)	(12,388)
Total stockholders' equity	646,437	642,583	625,915	600,828	514,759
Total liabilities and stockholders' equity	$ 6,892,031	$ 6,493,495	$ 6,221,294	$ 6,097,771	$ 5,588,940
Other Data	6,293,670	5,925,072	5,656,932	5,499,656	5,084,658
Earning Assets					
Intangible Assets	142,960	141,017	141,996	143,404	107,140
Interest Bearing Liabilities	4,631,828	4,242,788	4,006,460	3,939,259	3,721,892
Average Assets	6,573,344	6,330,350	6,138,757	5,618,397	5,427,367
Average Common Stockholders' Equity	653,991	640,382	616,361	542,264	513,098

20

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended	
	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
ASSET QUALITY INFORMATION [1]							
Allowance for loan losses Balance at beginning of period	$ 22,963	$ 21,734	$ 21,482	$ 21,062	$ 22,471	$ 21,062	$ 21,157
Provision for loan loss	1,710	811	889	681	553	4,091	5,264
Charge-offs	1,686	1,451	1,376	1,814	2,675	6,327	9,133
Recoveries	933	1,869	739	1,553	713	5,094	3,774
Net charge-offs (recoveries)	753	(418)	637	261	1,962	1,233	5,359
Ending balance	$ 23,920	$ 22,963	$ 21,734	$ 21,482	$ 21,062	$ 23,920	$ 21,062
As a percentage of loans	0.66%	0.74%	0.77%	0.85%	0.88%	0.66%	0.88%
As a percentage of nonperforming loans	132.05%	140.20%	135.81%	136.83%	124.92%	132.05%	124.92%
Net charge-off information							
Charge-offs Commercial, financial & agricultura	$ 726	$ 326	$ 541	$ 406	$ 501	$ 1,999	$ 1,438
Real estate - residential	239	292	123	468	621	1,122	1,587
Real estate - commercial & farmland	-	-	361	347	1,009	708	2,367
Real estate - construction & development	264	60	109	155	157	588	622
Consumer installmen	159	74	59	59	110	351	410
Purchased non-covered, including pools	240	408	111	307	178	1,066	950
Covered	58	291	72	72	99	493	1,759
Total charge-offs	1,686	1,451	1,376	1,814	2,675	6,327	9,133
Recoveries Commercial, financial & agricultura	121	119	87	73	134	400	651
Real estate - residential	23	40	14	314	13	391	151
Real estate - commercial & farmland	78	13	57	121	13	269	317
Real estate - construction & development	16	131	221	122	9	490	323
Consumer installmen	8	78	16	25	20	127	137
Purchased non-covered, including pools	458	399	208	658	232	1,723	1,187
Covered	229	1,089	136	240	292	1,694	1,008
Total recoveries	933	1,869	739	1,553	713	5,094	3,774
Net charge-offs (recoveries)	$ 753	$ (418)	$ 637	$ 261	$ 1,962	$ 1,233	$ 5,359
Non-accrual loans (excluding purchased non-covered and covered loans)	18,114	16,379	16,003	15,700	16,860	18,114	16,860
Non-accrual purchased non-covered loans	18,420	17,993	15,767	19,187	13,330	18,420	13,330
Non-accrual purchased loan pools	-	864	864	-	-	-	-
Foreclosed assets (excluding purchased assets)	10,874	10,392	13,765	14,967	16,147	10,874	16,147
Purchased, non-covered other real estate owned	11,332	14,126	13,928	15,048	14,333	11,332	14,333
Accruing loans delinquent 90 days or more	-	-	-	-	-	-	-
Total non-performing assets, excluding covered assets	58,740	59,754	60,327	64,902	60,670	58,740	60,670
Non-performing assets as a percent of total assets	0.85%	0.92%	0.97%	1.06%	1.09%	0.85%	1.09%
Net charge offs as a percent of loans (Annualized)	0.06%	-0.04%	0.06%	0.03%	0.21%	0.03%	0.16%
Net charge offs, excluding purchased loans, loan pools and covered loans, as a percent of loans (Annualized)	0.14%	0.05%	0.12%	0.13%	0.38%	0.11%	0.22%

(1) Asset quality information is presented net of covered assets where the Company's risk exposure is limited substantially by loss sharing agreements with the FDIC

21

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

Loans by Type	For the quarter ended: Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015
Commercial, financial & agricultura	$ 967,138	$ 625,947	$ 564,343	$ 434,073	$ 449,623
Real estate - construction & development	363,045	328,308	274,717	264,820	244,693
Real estate - commercial & farmland	1,406,219	1,297,582	1,248,580	1,154,887	1,104,991
Real estate - residential	781,018	766,933	680,233	629,138	570,430
Consumer installmen	96,915	68,305	33,245	31,901	31,125
Other	12,486	3,964	17,953	13,188	6,015
Total Legacy (excluding purchased non-covered and covered)	$ 3,626,821	$ 3,091,039	$ 2,819,071	$ 2,528,007	$ 2,406,877
Commercial, financial & agricultura	$ 95,743	$ 99,596	$ 101,803	$ 111,537	$ 45,462
Real estate - construction & development	78,376	86,099	89,096	103,753	72,080
Real estate - commercial & farmland	563,438	590,388	574,830	598,935	390,755
Real estate - residential	268,888	286,169	300,898	309,770	258,153
Consumer installmen	4,586	4,838	5,590	5,924	5,104
Total Purchased non-covered (net of discounts)	$ 1,011,031	$ 1,067,090	$ 1,072,217	$ 1,129,919	$ 771,554
Commercial, financial & agricultura Real	$ -	$ -	$ -	$ -	$ -
estate - construction & development Real	-	-	-	-	-
estate - commercial & farmland Real	-	-	-	-	-
estate - residential	568,314	624,886	610,425	656,734	592,963
Consumer installmen	-	-	-	-	-
Total Purchased non-covered loan pools	$ 568,314	$ 624,886	$ 610,425	$ 656,734	$ 592,963
Commercial, financial & agricultura	$ 794	$ 830	$ 1,604	$ 4,739	$ 5,546
Real estate - construction & development	2,992	3,220	7,168	7,205	7,612
Real estate - commercial & farmland	12,917	13,688	65,091	67,055	71,226
Real estate - residential	41,389	44,457	47,455	51,176	53,038
Consumer installmen	68	96	100	104	107
Total Covered (net of discounts)	$ 58,160	$ 62,291	$ 121,418	$ 130,279	$ 137,529
Total Loan Portfolio:	$ 1,063,675	$ 726,373	$ 667,750	$ 550,349	$ 500,631
Commercial, financial & agricultura					
Real estate - construction & development	444,413	417,627	370,981	375,778	324,385
Real estate - commercial & farmland	1,982,574	1,901,658	1,888,501	1,820,877	1,566,972
Real estate - residential	1,659,609	1,722,445	1,639,011	1,646,818	1,474,584
Consumer installmen	101,569	73,239	38,935	37,929	36,336
Other	12,486	3,964	17,953	13,188	6,015
Total Loans	$ 5,264,326	$ 4,845,306	$ 4,623,131	$ 4,444,939	$ 3,908,923
Troubled Debt Restructurings, excluding purchased non-covered and covered loans:					
Accruing loan types:					
Commercial, financial & agricultura	$ 47	$ 53	$ 275	$ 279	$ 240
Real estate - construction & development	686	691	468	476	792
Real estate - commercial & farmland	4,119	5,535	5,802	5,945	5,766
Real estate - residential	9,340	7,713	8,226	7,648	7,574
Consumer installmen	17	21	24	37	46
Total Accruing TDRs	$ 14,209	$ 14,013	$ 14,795	$ 14,385	$ 14,418
Non-accruing loan types:	$ 114	$ 112	$ 86	$ 75	$ 110
Commercial, financial & agricultura					
Real estate - construction & development	35	35	36	30	63
Real estate - commercial & farmland	2,970	2,015	1,832	1,871	596
Real estate - residential	738	849	899	1,040	1,123
Consumer installmen	130	120	113	87	94
Total Non-accrual TDRs	$ 3,987	$ 3,131	$ 2,966	$ 3,103	$ 1,986
Total Troubled Debt Restructurings	$ 18,196	$ 17,144	$ 17,761	$ 17,488	$ 16,404

22

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

The following table presents the legacy loan portfolio by risk grade:

	For the quarter ended:				
	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015
Grade 10 - Prime credit	$ 414,564	$ 398,781	$ 349,725	$ 254,203	$ 250,609
Grade 15 - Good credit	539,147	190,389	191,574	213,510	227,730
Grade 20 - Satisfactory credit	1,669,998	1,608,265	1,493,561	1,346,050	1,224,320
Grade 23 - Performing, under-collateralized credi	23,186	22,763	23,665	25,047	27,607
Grade 25 - Minimum acceptable credit	907,588	797,148	687,817	628,042	609,413
Grade 30 - Other asset especially mentioned	29,172	31,764	32,468	22,141	24,423
Grade 40 - Substandard	43,067	41,929	40,261	39,013	42,773
Grade 50 - Doubtful	99	-	-	-	-
Grade 60 - Loss	-	-	-	1	2
Total	$ 3,626,821	$ 3,091,039	$ 2,819,071	$ 2,528,007	$ 2,406,877

The following table presents the purchased, non-covered loan portfolio by risk grade

Grade 10 - Prime credit	$ 6,536	$ 6,543	$ 6,899	$ 10,505	$ 9,602
Grade 15 - Good credit	40,786	42,257	45,245	48,229	51,168
Grade 20 - Satisfactory credit	324,838	331,309	345,480	344,479	336,990
Grade 23 - Performing, under-collateralized credi	23,813	27,504	27,387	27,445	12,029
Grade 25 - Minimum acceptable credit	541,408	575,280	557,221	607,838	294,829
Grade 30 - Other asset especially mentioned	29,606	44,838	52,536	50,517	30,693
Grade 40 - Substandard	44,044	39,359	37,417	40,874	36,211
Grade 50 - Doubtful	-	-	30	30	30
Grade 60 - Loss	-	-	2	2	2
Total	$ 1,011,031	$ 1,067,090	$ 1,072,217	$ 1,129,919	$ 771,554

23

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended	
	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
AVERAGE BALANCES							
Federal funds sold	$ 5,261	$ 5,500	$ 7,186	$ 6,200	$ 5,500	$ 6,033	$ 5,500
Interest bearing deposits in banks	122,538	85,051	96,906	201,814	291,303	126,453	214,120
Investment securities - taxable	770,373	767,421	766,006	728,269	730,608	758,076	650,708
Investment securities - nontaxable	66,566	68,325	69,664	68,824	69,711	68,340	71,035
Other investments	19,732	21,687	14,765	9,606	9,322	16,470	9,422
Mortgage loans held for sale	102,926	105,859	96,998	82,803	98,765	97,995	87,952
Loans	3,145,714	2,897,771	2,653,171	2,410,747	2,333,577	2,777,505	2,161,726
Purchased non-covered loans	1,042,333	1,086,039	1,111,814	836,187	752,508	1,019,093	712,022
Purchased non-covered loan pools	590,617	629,666	630,503	627,178	454,884	619,440	201,689
Covered loans	59,574	113,136	127,595	134,383	180,493	108,672	206,774
Total Earning Assets	$ 5,925,634	$ 5,780,455	$ 5,574,608	$ 5,106,011	$ 4,926,671	$ 5,598,077	$ 4,320,948
Noninterest bearing deposits	$ 1,592,073	$ 1,546,211	$ 1,561,621	$ 1,362,007	$ 1,324,999	$ 1,515,771	$ 1,227,682
NOW accounts	1,253,849	1,085,828	1,087,442	1,137,076	1,100,972	1,141,206	877,949
MMDA	1,435,958	1,435,151	1,413,503	1,278,199	1,212,087	1,390,948	1,074,349
Savings accounts	262,782	266,344	265,936	251,108	241,337	261,559	209,206
Retail CDs < $100,000	445,132	431,570	437,899	438,122	449,158	438,798	425,583
Retail CDs > $100,000	497,113	451,115	439,954	406,699	395,978	448,243	384,761
Brokered CDs	3,750	5,000	5,000	1,099	-	3,716	-
Total Deposits	5,490,657	5,221,219	5,211,355	4,874,310	4,724,531	5,200,241	4,199,530
FHLB advances	222,426	265,202	104,195	9,648	-	150,879	8,444
Other borrowings	38,728	49,345	51,970	42,096	39,000	45,526	40,931
Subordinated debentures	84,050	83,719	83,386	72,589	69,723	80,952	67,962
Federal funds purchased and securities sold under agreements to repurchase	44,000	37,305	43,286	52,787	61,986	44,324	50,988
Total Non-Deposit Funding	389,204	435,571	282,837	177,120	170,709	321,681	168,325
Total Funding	$ 5,879,861	$ 5,656,790	$ 5,494,192	$ 5,051,430	$ 4,895,240	$ 5,521,922	$ 4,367,855

24

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended	Dec.
		Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2016	2016	2016	2016	2015	2016	2015
INTEREST INCOME/EXPENSE							
INTEREST INCOME							
Federal funds sold	$ 8	$ 8	$ 9	$ 8	$ 5	$ 33	$ 33
Interest bearing deposits in banks	193	147	159	328	262	827	790
Investment securities - taxable	4,348	4,336	4,554	4,586	4,540	17,824	16,134
Investment securities - nontaxable (TE	654	536	613	602	618	2,405	2,523
Mortgage loans held for sale	989	826	821	755	1,040	3,391	3,466
Loans (TE)	37,418	33,672	31,531	28,684	27,901	131,305	103,206
Purchased non-covered loans	16,036	17,629	17,062	13,133	12,129	63,860	46,208
Purchased non-covered loan pools	3,950	4,346	3,730	5,144	3,335	17,170	6,481
Covered loans	979	1,667	1,797	2,060	3,556	6,503	14,128
Total Earning Assets	$ 64,575	$ 63,167	$ 60,276	$ 55,300	$ 53,386	$ 243,318	$ 192,969
Accretion Income (included above)	3,370	3,604	4,196	2,942	2,912	14,112	11,681
INTEREST EXPENSE							
Non-interest bearing deposits	$ -	$ -	$ -	$ -	$ -	$ -	$ -
NOW accounts	613	433	439	468	463	1,953	1,461
MMDA	1,405	1,241	1,168	1,040	929	4,854	3,229
Savings accounts	44	45	45	43	42	177	158
Retail CDs < $100,000	553	493	476	512	594	2,034	2,202
Retail CDs > $100,000	1,060	854	779	676	659	3,369	2,703
Brokered CDs	6	8	8	2	-	24	-
Total Deposits	3,681	3,074	2,915	2,741	2,687	12,411	9,753
FHLB advances	328	393	155	23	-	899	31
Other borrowings	432	479	484	370	328	1,765	1,362
Subordinated debentures	1,216	1,179	1,173	954	924	4,522	3,536
Federal funds purchased and securities sold under agreements to repurchase	21	18	24	35	44	98	174
Total Non-Deposit Funding	1,997	2,069	1,836	1,382	1,296	7,284	5,103
Total Funding	$ 5,678	$ 5,143	$ 4,751	$ 4,123	$ 3,983	$ 19,695	$ 14,856
Net Interest Income (TE)	$ 58,897	$ 58,024	$ 55,525	$ 51,177	$ 49,403	$ 223,623	$ 178,113

25

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended				Twelve Months Ended		Dec.
	2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
YIELDS (1)							
Federal funds sold	0.60%	0.58%	0.50%	0.52%	0.36%	0.55%	0.60%
Interest bearing deposits in banks	0.63%	0.69%	0.66%	0.65%	0.36%	0.65%	0.37%
Investment securities - taxable	2.25%	2.25%	2.39%	2.53%	2.47%	2.35%	2.48%
Investment securities - nontaxable	3.91%	3.12%	3.54%	3.52%	3.52%	3.52%	3.55%
Mortgage loans held for sale	3.82%	3.10%	3.40%	3.67%	4.18%	3.46%	3.94%
Loans	4.73%	4.62%	4.78%	4.79%	4.74%	4.73%	4.77%
Purchased non-covered loans	6.12%	6.46%	6.17%	6.32%	6.39%	6.27%	6.49%
Purchased non-covered loan pools	2.66%	2.75%	2.38%	3.30%	2.91%	2.77%	3.21%
Covered loans	6.54%	5.86%	5.66%	6.17%	7.82%	5.98%	6.83%
Total Earning Assets	4.34%	4.35%	4.35%	4.36%	4.30%	4.35%	4.47%
Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.19%	0.16%	0.16%	0.17%	0.17%	0.17%	0.17%
MMDA	0.39%	0.34%	0.33%	0.33%	0.30%	0.35%	0.30%
Savings accounts	0.07%	0.07%	0.07%	0.07%	0.07%	0.07%	0.08%
Retail CDs < $100,000	0.49%	0.45%	0.44%	0.47%	0.52%	0.46%	0.52%
Retail CDs > $100,000	0.85%	0.75%	0.71%	0.67%	0.66%	0.75%	0.70%
Brokered CDs	0.64%	0.64%	0.64%	0.73%	0.00%	0.65%	0.00%
Total Deposits	0.27%	0.23%	0.22%	0.23%	0.23%	0.24%	0.23%
FHLB advances	0.59%	0.59%	0.60%	0.96%	0.00%	0.60%	0.37%
Other borrowings	4.44%	3.86%	3.75%	3.54%	3.34%	3.88%	3.33%
Subordinated debentures	5.76%	5.60%	5.66%	5.29%	5.26%	5.59%	5.20%
Federal funds purchased and securities sold under agreements to repurchase	0.19%	0.19%	0.22%	0.27%	0.28%	0.22%	0.34%
Total Non-Deposit Funding	2.04%	1.89%	2.61%	3.14%	3.01%	2.26%	3.03%
Total funding (3)	0.38%	0.36%	0.35%	0.33%	0.32%	0.36%	0.34%
Net interest spread	3.95%	3.99%	4.00%	4.03%	3.98%	3.99%	4.13%
Net interest margin	3.95%	3.99%	4.01%	4.03%	3.98%	3.99%	4.12%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%

(2) Rate calculated based on average earning assets.

(3) Rate calculated based on total average funding including non-interest bearing liabilities

26

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

Adjusted Operating Net Income Reconciliation	Three Months Ended					Twelve Months Ended	
	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
Net income available to common shareholders	$ 18,177	$ 21,557	$ 20,049	$ 12,317	$ 14,148	$ 72,100	$ 40,847
Merger and conversion charges	17	-	-	6,359	1,807	6,376	7,980
Certain credit resolution related expenses	-	-	-	-	-	-	11,241
Certain compliance resolution expenses	5,750	-	-	-	-	5,750	-
Tax effect of management-adjusted charges	(2,018)	-	-	(2,226)	(632)	(4,244)	(6,727)
Plus: After tax management-adjusted charges	3,749	-	-	4,133	1,175	7,882	12,494
Adjusted Operating Net income	21,926	21,557	20,049	16,450	15,323	79,982	53,341
Adjusted operating net income per diluted share:	$ 0.62	$ 0.61	$ 0.57	$ 0.50	$ 0.47	$ 2.30	$ 1.66
Adjusted operating return on average assets	1.33%	1.35%	1.31%	1.18%	1.12%	1.30%	1.11%
Adjusted operating return on average common tangible equity	17.04%	17.18%	17.03%	15.42%	14.97%	16.71%	13.66%

Net Interest Margin and Yields on Total Loans Excluding Accretion Reconciliation	Three Months Ended					Twelve Months Ended	
	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
Total Interest Income (TE)	$ 64,575	$ 63,167	$ 60,276	$ 55,300	$ 53,386	$ 243,318	$ 192,969
Accretion Income	3,370	3,604	4,196	2,942	2,912	14,112	11,681
Total Interest Income (TE) Excluding Accretion	$ 61,205	$ 59,563	$ 56,080	$ 52,358	$ 50,474	$ 229,206	$ 181,288
Total Interest Expense	$ 5,677	$ 5,143	$ 4,751	$ 4,123	$ 3,983	$ 19,694	$ 14,856
Net Interest Income (TE) Excluding Accretion	$ 55,528	$ 54,420	$ 51,329	$ 48,235	$ 46,491	$ 209,512	$ 166,432
Yield on Total Loans Excluding Accretion	4.51%	4.49%	4.42%	4.60%	4.68%	4.50%	4.80%
Net Interest Margin Excluding Accretion	3.73%	3.75%	3.70%	3.80%	3.74%	3.74%	3.85%

27

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended	
Core Earnings Reconciliation	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
Pre-tax operating profit/(loss)	$ 25,164	$ 31,921	$ 29,720	$ 18,441	$ 17,444	$ 105,246	$ 56,744
Plus: Credit Related Costs							
Provision for loan losses	1,710	811	889	681	553	4,091	5,264
(Gains)/Losses on the sale of legacy OREO	72	377	447	753	535	1,649	1,117
Gains/(Losses) on the sale of covered OREO	1	(89)	28	166	610	106	880
Problem loan and OREO expense	1,010	1,238	1,289	880	1,078	4,417	15,732
Interest reversed (received) on non-accrual loans	21	41	35	34	58	131	644
Total Credit-Related Costs	2,814	2,378	2,688	2,514	2,834	10,394	23,637
Plus: Management-adjusted charges							
Conversion charges	17	-	-	6,359	1,807	6,376	7,980
Compliance resolution expenses	5,750	-	-	-	-	5,750	-
Less: Management-adjusted gains (losses)							
Gains on sales of securities	-	-	-	(94)	-	(94)	(137)
Gains/(Losses) on sales of bank premises	430	238	401	(77)	(267)	992	(267)
Pretax, Pre-provision earnings	$ 34,175	$ 34,537	$ 32,809	$ 27,143	$ 21,818	$ 128,664	$ 87,957
As percentage of average assets, annualized	2.07%	2.17%	2.15%	1.94%	1.59%	2.09%	1.62%

	Three Months Ended					Twelve Months Ended	
Management-Adjusted Operating Expenses	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
Total Operating Expenses	54,677	53,199	52,359	55,600	53,028	215,835	199,115
Less: Credit costs & managemnt-adjusted							
charges Gains/(Losses) on the sale of legacy OREO	(72)	(377)	(447)	(753)	(535)	(1,649)	(1,117)
Gains/(Losses) on the sale of covered OREO	(1)	89	(28)	(166)	(610)	(106)	(880)
Problem loan and OREO expense	(1,010)	(1,238)	(1,289)	(880)	(1,078)	(4,417)	(15,732)
Conversion expenses	(17)	-	-	(6,359)	(1,807)	(6,376)	(7,980)
Compliance resolution expenses	(5,750)	-	-	-	-	(5,750)	-
Gains/(Losses) on the sale of premises	(430)	(238)	(401)	77	267	(992)	267
Management-adjusted operating expenses	$ 47,397	$ 51,435	$ 50,194	$ 47,519	$ 49,265	$ 196,545	$ 173,673

28

AMERIS BANCORP
FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

Segment Reporting	Three Months Ended					Twelve Months Ended	
	Dec. 2016	Sept. 2016	Jun. 2016	Mar. 2016	Dec. 2015	Dec. 2016	Dec. 2015
Banking Division:	$ 50,240	$ 50,374	$ 48,940	$ 45,801	$ 44,088	$ 195,355	$ 159,777
Net interest income							
Provision for loan losses	610	57	733	681	504	2,081	4,847
Noninterest income	13,466	13,949	13,018	12,735	12,739	53,168	44,251
Noninterest							
expense:	17,084	18,323	18,428	18,989	19,225	72,824	68,183
Salaries and employee benefits							
Occupancy	5,670	5,490	5,901	5,150	5,356	22,211	19,320
Data Processing	5,885	5,794	5,685	5,820	5,759	23,184	18,681
Other expenses	15,667	11,533	11,071	16,436	13,853	54,707	59,636
Total noninterest expense	44,306	41,140	41,085	46,395	44,193	172,926	165,820
Income before income taxes	18,790	23,126	20,140	11,460	12,130	73,516	33,361
Income Tax	4,756	7,286	6,318	3,681	1,436	22,041	7,713
Net income	$ 14,034	$ 15,840	$ 13,822	$ 7,779	$ 10,694	$ 51,476	$ 25,648
Retail Mortgage Division:							
Net interest income	$ 4,118	$ 3,679	$ 3,293	$ 3,020	$ 2,812	$ 14,110	$ 8,821
Provision for loan losses	33	447	93	-	49	573	417
Noninterest income	9,036	13,198	13,304	9,624	7,966	45,162	34,498
Noninterest expense:							
Salaries and employee benefits	7,098	8,940	8,304	6,347	5,855	30,689	22,112
Occupancy	602	433	405	488	501	1,928	1,674
Data Processing	326	364	338	272	266	1,300	1,065
Other expenses	1,093	1,303	1,133	956	1,043	4,485	3,787
Total noninterest expense	9,119	11,040	10,180	8,063	7,665	38,402	28,638
Income before income taxes	4,002	5,390	6,324	4,581	3,064	20,297	14,264
Income Tax	1,401	1,887	2,213	1,603	1,072	7,104	4,992
Net income	$ 2,601	$ 3,504	$ 4,111	$ 2,978	$ 1,992	$ 13,193	$ 9,272
Warehouse Lending:							
Net interest income	$ 1,972	$ 2,073	$ 1,622	$ 1,019	$ 995	$ 6,686	$ 4,137
Provision for loan losses	496	94	-	-	-	590	-
Noninterest income	462	555	440	333	336	1,790	1,364
Noninterest expense:							
Salaries and employee benefits	220	103	108	188	156	619	519
Occupancy	1	1	1	1	3	4	7
Data Processing	32	26	25	20	20	103	95
Other expenses	29	26	26	25	28	106	123
Total noninterest expense	282	156	160	234	207	832	744
Income before income taxes	1,656	2,378	1,902	1,118	1,124	7,054	4,757
Income Tax	580	832	666	391	393	2,469	1,665
Net income	$ 1,076	$ 1,546	$ 1,236	$ 727	$ 731	$ 4,585	$ 3,092
SBA Division:							
Net interest income	$ 949	$ 941	$ 734	$ 596	$ 723	$ 3,220	$ 2,802
Provision for loan losses	571	213	63	-	-	847	-
Noninterest income	1,308	1,162	1,617	1,594	1,366	5,681	5,473
Noninterest expense:							
Salaries and employee benefits	735	616	691	663	736	2,705	3,189
Occupancy	64	65	64	61	57	254	194
Data Processing	1	1	1	1	1	4	8
Other expenses	170	181	178	183	169	712	522
Total noninterest expense	970	863	934	908	963	3,675	3,913
Income before income taxes	716	1,027	1,354	1,282	1,126	4,379	4,362
Income Tax	251	359	474	449	394	1,533	1,527
Net income	$ 465	$ 668	$ 880	$ 833	$ 732	$ 2,846	$ 2,835

29